EXHIBIT 10.2

CONSULTING AGREEMENT

This Agreement (the ““Agreement”“) is entered into on December 16, 2020 by and between RENAVOTIO, INC. (hereinafter referred to as ““CLIENT”“) and ROBERT SULLIVAN (hereinafter referred to as ““CONSULTANT”“).

SCOPE AND DUTIES. During the term of this Agreement, CONSULTANT will perform the following services for CLIENT:

1. DUTIES TO BE PERFORMED FOR CLIENT:

BROADCAST SERVICES

1] BROADCAST OF RADIO INTERVIEWS

Broadcast, Recording and production of weekly interviews. Archive, production and prep included. Interview to be live on “The Big Biz Show” and “Sully’s Biz Brew.”

2] BROADCAST OF RADIO SIMULCAST TELEVISION INTERVIEWS

Broadcast, Recording and production of weekly interviews. Archive, production and prep included. Interview to be live on “The Big Biz Show” and “Sully’s Biz Brew.”

3] RE-BROADCAST OF INTERVIEWS

RE-Broadcast, Recording and production of radio weekly interviews in markets outside “The Big Biz Show” and “Sully’s Biz Brew” current markets.

4] ADDITIONAL BROADCAST SERVICES

•	Provide advice and counsel regarding CLIENT’s interview, content of broadcast and distribution of same.

•	Make available all video and audio interviews to CONSULTANT email database

•	Make available all video and audio interviews to CLIENT shareholder database

•	Make available all video and audio interviews to CONSLTANT social media streams

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NATIONAL/INTERNATIONAL COMMUNICATION SERVICES

•	Distribute CLIENT news and information

•	Introduction to national television, radio and print sources for interviews and dissemination of CLIENT news

•	Local/National News - Utilizing relationships throughout the U.S., CONSULTANT shall strategically introduce CLIENT achievements and newsworthy events to national news organizations. CONSULTANT shall contact the producers of other radio and television programs that may express interest regarding our client’s similarities to their particular theme.

•	Review Company issued press releases upon request

•	Provide general advice and support to CLIENT as requested by CLIENT.

CONSULTING SERVICES

Upon mutual discussion between CLIENT and CONSULTANT, CONSULTANT shall provide the following services:

•	Provide advice and counsel to CLIENT to better assist CLIENT in strategic planning and news dissemination.

•	Provide Market Intel to CLIENT

•	Introduce CLIENT to Analyst Coverage

•	Provide general advice and support to CLIENT as requested by CLIENT.

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The Broadcast Services or the National/International Communication Services or the Consulting Services shall not constitute broker or dealer services under the federal securities laws, and prohibits the Consultant from engaging in any of the following: (a) transaction based consideration, directly or indirectly for closing a transaction or any unregistered broker or dealer services otherwise; (b) being paid the consideration set forth in this agreement for closing a transaction or any unregistered broker or dealer services otherwise; (c) unregistered broker services shall include any one or a combination of the following that involve contact with a prospective investor or a prospective acquisition and/ merger candidate in connection with the offer and sale of the Company’s securities, and are excluded from any activity or function that is traditionally performed by a “broker” as such term is defined in Section 3(a)(4) of the Securities Exchange Act of 1934, as amended, in particular but not to constitute exhaustive prohibitions, the Consultant shall not do, cause to have done, or participate in any of the following: (a) advertise that any of the Company’s securities are for sale; (b) negotiate for the purchase of or subscription of investment for the Company’s securities; (c) distribute sales or offering material or a confidential private placement memorandum, business plan, or investment summary; (d) discuss any details regarding the Company’s securities or an Offering thereof; (e) make recommendations or give advice with respect to the purchase of the Company’s securities; (f) make or engage in any general solicitation or otherwise act in any manner that would make unavailable for the Company to avail itself of an exemption under Rule 506 of Regulation D of the Securities Act of 1933, as amended; (g) receiving transaction based compensation from the Company or any other party that is based upon the closing of an investment or the amount of any investment; (h) receiving a check, wire or other form of payment from a prospective investor or investor; (i) providing an investment document, merger document, subscription agreement from any person or entity and/or receiving a completed executed or other such complete document of same.

Should the Consultant engage in any promotion of the Client’s common stock that are quoted on the OTCQB under the symbol “RIII” by any means whatsoever through the facilities of interstate commerce, the Consultant shall fully and publicly disclose the receipt, whether past or prospective, of such consideration and the amount thereof, including the compensation set forth in this Agreement. For purposes of this Agreement, promotion is defined as to o publish, give publicity to, or circulate any notice, circular, advertisement, newspaper, article, letter, investment service, electronic communication, or an communication, which, though not purporting to offer a security for sale, describes such security for a consideration received or to be received, directly or indirectly, from an issuer, underwriter, or dealer, then the Consultant.

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2.	Additional Duties. CLIENT and CONSULTANT shall mutually agree, in writing, upon any additional duties that CONSULTANT may provide for compensation paid or payable by CLIENT under this Agreement, which writing shall be reviewed by Client’s Securities Counsel..

3.	COMPENSATION TO CONSULTANT.

For Services to be rendered by the Consultant hereunder, the Consultant shall receive from the Client:

Network Promotional Consideration Fees of $8,000 [Payable upon execution of agreement] and then $6000 monthly for 6 months.

Consultant Fees consisting of Restricted shares of RENAVOTIO, INC. dated execution of agreement equal to 2,750,000 common shares valued at $.06 a share.

Shares are deemed earned as of the date of execution of this agreement. Client agrees to facilitate any and all FINRA and Broker-Dealer compliance requirements in getting these shares deposited and legend removed within 6 months of this agreement inclusive of providing a legal Letter of Opinion to remove restrictive legend.

4.	Term. The Services rendered to Client herein shall be for a six-month period (the “Term”) commencing on the date hereof (the “Anniversary Date”).

5.

Arbitration. The parties herein agree to arbitrate any dispute pursuant to the guidelines set forth by the American Arbitration Association. NOTE: IF ANY PARTY SHALL INSTITUTUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN.

6.	Attorneys’ Fees. The prevailing party shall have the right to collect from the other party its reasonable costs and necessary disbursements and attorneys’ fees incurred in enforcing this Agreement.

7.

Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without reference to principles of conflicts or choice of law thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

CLIENT:

RENAVOTIO, INC.

By:

________________________

William Robinson, CEO

CONSULTANT:

ROBERT SULLIVAN

By:

________________________

Robert Sullivan

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